EXHIBIT 3


                                                     AGREEMENT


         This will confirm the agreement by and among the undersigned that Amendment No. 1 to the Schedule 13D, dated September 14, 1998, with respect to the undersigned's ownership of Common Stock of Big City Bagels, Inc. is filed on behalf of each of the undersigned.



                                                 /s/ Mark Weinreb
                                                 ---------------------------
                                                     Mark Weinreb


                                                 /s/ Jerry Rosner
                                                 ---------------------------
                                                     Jerry Rosner


                                                 /s/ Stanley Weinreb
                                                 ---------------------------
                                                     Stanley Weinreb


                                                 /s/ Stanley S. Raphael
                                                 ---------------------------
                                                     Stanley S. Raphael


                                                TRADE CONSULTANTS, INC.
                                                      PENSION PLAN


                                                By: /s/ Stanley S. Raphael
                                                -----------------------------
                                                 Stanley S. Raphael, Trustee


                               Page 13 of 13 Pages